ITEM 5.  OTHER EVENTS

Seal Holdings Corporation issued a press release today,a the text of which reads as follows:


FOR IMMEDIATE RELEASE
November 6, 1998
Contact:  James S. Goodner, CFO
	   (561) 833-5111

SEAL HOLDINGS ANNOUNCES HEALTHCARE SERVICES TRANSACTION
WITH CAMBER COMPANIES, LLC

(Palm Beach, FL) Seal Holdings Corporation (NASDAQ:SEAH), announced today that its physician practice management business will be combined with Camber Companies, LLC, a Delaware limited liability company with a majority interest held by Kohlberg & Company, a private investment firm based in Mt. Kisco, New York. Camber, which will specialize in musculoskeletal care throughout the country, has an initial $20 million funding arrangement from Kohlberg for acquisitions and working capital of the company.

As a result of the transaction, Seal will become an interest holder in Camber and report a 1998 pre-tax gain on the asset sale of approximately $1.9 million.

Thomas M. Ferguson, Chairman of Seal, will be a Director of Camber.

Seal Holdings Corporation identifies, structures and finances developmental stage companies in growth industries.

                                   -30-


This press release may contain forward-looking statements concerning, among other things, management's plans and objectives for future operations and statements of future economic performance. All such forward-looking statements are, by necessity, only estimates of future results, and actual results achieved by Seal or Camber may differ materially from these statements.